UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

American Outdoor Brands Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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**** IMPORTANT REMINDER ****

Dear American Outdoor Brands Corporation Stockholder:

The 2019 American Outdoor Brands Corporation Annual Meeting of Shareholders is quickly approaching, and our records indicate you have not yet voted your shares at the time of the mailing of this reminder letter. The meeting is scheduled to be held on September 24, 2019 and the Board of Directors requests that you take immediate action to vote your shares.

Your vote is extremely important. The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter.

****PLEASE VOTE TODAY****

Your Board recommends that you vote FOR proposals 1, 2, and 3 and AGAINST the shareholder proposal (proposal 4). Even if you plan on attending the meeting, we urge you to vote your shares now, so they can be tabulated prior to the meeting.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC at 1-877-787-9239.

Thank you for your investment in American Outdoor Brands Corporation and for taking the time to vote your shares.

Sincerely,

Robert J. Cicero

Secretary